Exhibit 15-1
     Letter on Unaudited Interim Financial Information


December 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Apollo Group, Inc. has incorporated by reference our report dated December 17, 1997 (issued pursuant to the provisions of Statement on Auditing
Standards No. 71) in its Registration Statement on Form S-3
(No. 333-35465) and its Registration Statements on Form S-8
(Nos. 33-87844, 33-88982, 33-88984 and 33-63429).  We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PRICE WATERHOUSE LLP